Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-162206 and 333-165513) on Form S-3 and (Nos. 333-165508, 333-181744, 333-204236, 333-218073, and 333-231699) on Form S-8 of our reports dated February 15, 2024, with respect to the consolidated financial statements of Iridium Communications Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia
February 15, 2024